Exhibit 99.1

Alder BioPharmaceuticals® Reports Second Quarter 2018 Financial and Operating Results

- Presented new eptinezumab Phase 3 clinical trial data in episodic and chronic migraine demonstrating robust efficacy that is sustained and further improved after repeat quarterly treatments -

- Biologics License Application (BLA) submission on track for Q1 2019 -

- Conference call today at 5 p.m. ET -

BOTHELL, Wash., Aug. 7, 2018 – Alder BioPharmaceuticals, Inc. (NASDAQ: ALDR), a biopharmaceutical company focused on developing novel therapeutic antibodies for the treatment of migraine, today provided a business update and reported its financial results for the second quarter ended June 30, 2018.

“During the second quarter, the new data we presented from our Phase 3 clinical trials in episodic and chronic migraine further highlighted eptinezumab’s encouraging clinical profile for migraine prevention, including increased efficacy following additional quarterly infusions,” said Robert W. Azelby, president and chief executive officer of Alder. “Alder is focused on changing the treatment paradigm for the millions of patients living with the disabling effects of migraine and we remain on track to submit a high-quality BLA to the U.S. Food and Drug Administration in the first quarter of 2019.”

Recent Company Highlights

•

Presented new PROMISE 1 and PROMISE 2 Phase 3 clinical trial data for eptinezumab, Alder’s lead investigational product candidate for migraine prevention targeting calcitonin gene-related peptide (CGRP), at the American Academy of Neurology (AAN) and the American Headache Society Meeting (AHS) during the second quarter. Highlights include:

o	One-year data from the PROMISE 1 Phase 3 trial demonstrated long-term and increasing efficacy in episodic migraine following the third and fourth quarterly infusions.[1]
o	Six-month data for eptinezumab from the PROMISE 2 Phase 3 trial demonstrated improved efficacy for chronic migraine following the second quarterly infusion.[1]
o	These data from PROMISE 1 and PROMISE 2 continue to reinforce eptinezumab’s potential competitive clinical profile.

•	Alder’s one-year safety study of eptinezumab was completed with a safety profile consistent with previous eptinezumab studies.

•	All milestones remain on track for Alder’s planned BLA submission in Q1 2019.

Second Quarter 2018 Financial Results

•	As of June 30, 2018, Alder had $536.1 million in cash, cash equivalents, investments and restricted cash compared to $587.0 million as of March 31, 2018.

•

Research and development expenses for the second quarter ended June 30, 2018 totaled $52.8 million, compared to $65.3 million for the same period in 2017. The decrease in expenses was primarily due to lower eptinezumab clinical trial expense as the company nears completion of patient treatments for several clinical trials, offset by an increase in compensation as a result of an increase in internal headcount, and consulting fees to support manufacturing activities and the planned BLA submission.

•

General and administrative expenses for the second quarter ended June 30, 2018 totaled $12.2 million, compared to $9.5 million for the same period in 2017. The increase in spending was primarily due to an increase in stock-based compensation and expenses to support commercial readiness activities.

•

Net loss applicable to common stockholders for the second quarter ended June 30, 2018 totaled $70.7 million, or $1.04 per share, compared to net loss of $74.6 million, or $1.48 per share on a fully-diluted basis, for the same period in 2017.

Financial Outlook

•	Alder believes its available cash, cash equivalents, short-term investments and restricted cash will be sufficient to meet the company’s projected operating requirements into 2020.

1. For additional details regarding the trial results, please refer to Alder’s previous data press releases, which can be found at https://investor.alderbio.com/press-releases

Conference Call and Webcast

Alder will host a conference call today at 5:00 p.m. ET to discuss these financial results and recent corporate highlights. The live call may be accessed by dialing (877) 430-4657 for domestic callers or (484) 756-4339 for international callers, and providing conference ID number 9588479. The webcast will be broadcast live and can be accessed from the Events & Presentations page in the Investors section of Alder’s website at www.alderbio.com. The accompanying slides are available now at the Events & Presentations page in the Investors section of Alder’s website at www.alderbio.com. The webcast will be available for replay following the call for at least 30 days.

About Alder BioPharmaceuticals, Inc.

Alder BioPharmaceuticals is a clinical-stage biopharmaceutical company focused on transforming the migraine treatment paradigm through the discovery, development and commercialization of novel therapeutic antibodies. Alder’s lead product candidate, eptinezumab, is a pivotal-stage monoclonal antibody (mAb) that inhibits calcitonin gene-related peptide (CGRP). Eptinezumab is currently in late-stage clinical development and, if approved, will be the first-to-market infusion therapy for migraine prevention. Alder is also developing ALD1910, a preclinical mAb that inhibits pituitary adenylate cyclase-activating polypeptide-38 (PACAP-38) for migraine prevention. For more information, visit www.alderbio.com.

Forward-Looking Statements

This press release contains forward-looking statements, including, without limitation, statements relating to: the continued development and clinical, therapeutic and commercial potential of eptinezumab; the planned BLA submission with the FDA and the potential regulatory approval of eptinezumab; Alder’s focus on changing the treatment paradigm for migraine prevention; eptinezumab’s potential competitive clinical profile; and Alder’s belief that is has sufficient cash resources to meet projected operating requirements into 2020. Words such as “on track,” “encouraging,” “remain,” “focused,” “planned,” “milestones,” “demonstrate,” “potential,” “will,” “believes,” “sufficient,” or other similar expressions, identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements in this press release are based upon Alder's current plans, assumptions, beliefs, expectations, estimates and projections, and involve substantial risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements due to these risks and uncertainties as well as other factors, which include, without limitation: risks related to the potential failure of eptinezumab to demonstrate safety and efficacy in clinical testing; Alder's ability to conduct clinical trials and studies of eptinezumab sufficient to achieve a positive completion; the availability of data at the expected times; the clinical, therapeutic and commercial value of eptinezumab; risks and uncertainties related to regulatory application, review and approval processes and Alder's compliance with applicable legal and regulatory requirements; risks and uncertainties relating to the manufacture of eptinezumab; Alder's ability to obtain and protect intellectual property rights, and operate without infringing on the intellectual property rights of others; the uncertain timing and level of expenses associated with Alder’s development and commercialization activities; the sufficiency of Alder's capital and other resources; market competition; changes in economic and business conditions; and other factors discussed under the caption "Risk Factors" in Alder's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, which was filed with the Securities and Exchange Commission (SEC) on August 7, 2018, and is available on the SEC's website at www.sec.gov. Additional information will also be set forth in Alder's other reports and filings it will make with the SEC from time to time. The forward-looking statements made in this press release speak only as of the date of this press release. Alder expressly disclaims any duty, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Alder's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)
	June 30,	December 31,
	2018	2017

Cash, cash equivalents, investments and restricted cash	$536,142	$286,240
Prepaid expenses and other assets	12,208	16,896
Total assets	$548,350	$303,136

Convertible notes, net of discount	$176,052	$—
Other liabilities	31,537	23,861
Convertible preferred stock	101,095	—
Total stockholders’ equity	239,666	279,275
Total liabilities, convertible preferred stock and stockholders’ equity	$548,350	$303,136

Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Revenues
Collaboration and license agreements	$—	$683	$—	$683
Operating expenses
Cost of sales	—	683	—	683
Research and development	52,818	65,276	126,866	155,965
General and administrative	12,154	9,548	23,816	19,529
Total operating expenses	64,972	75,507	150,682	176,177
Loss from operations	(64,972)	(74,824)	(150,682)	(175,494)
Other income (expense), net	(3,417)	195	(4,738)	537
Net loss	$(68,389)	$(74,629)	$(155,420)	$(174,957)
Dividends on convertible preferred stock paid in kind	(2,302)	—	(3,385)	—
Deemed dividend on convertible preferred stock related to accretion of beneficial conversion feature	—	—	(29,460)	—
Net loss applicable to common stockholders	$(70,691)	$(74,629)	$(188,265)	$(174,957)
Net loss per share applicable to common stockholders - basic and diluted	$(1.04)	$(1.48)	$(2.77)	$(3.47)
Weighted average number of common shares used in net loss per share - basic and diluted	67,966,066	50,427,865	67,905,804	50,411,837

Investor Relations Contact:

Ashwin Agarwal

Vice President, Corporate Strategy

Alder BioPharmaceuticals, Inc.

425-408-8567

aagarwal@alderbio.com

Michael Schaffzin

Stern Investor Relations, Inc.

212-362-1200

michael@sternir.com

Media Contact:

Ashley Cadle

TogoRun

a.cadle@togorun.com

310-463-0143

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